                       PATENT AND TECHNICAL INFORMATION
                               LICENSE AGREEMENT

     THIS AGREEMENT, dated September 21 , 1995, is entered into by Elcom
                                     --
Technologies Corporation, a corporation of Pennsylvania, having its principal place of business at 78 Great Valley Parkway, Malvern, PA 19355 (herein called LICENSEE) and by Jack R. Harford, of 111 Harmony School Road, Flemington, NJ 08822 (herein CALLED LICENSOR).

I.   BACKGROUND OF AGREEMENT

     1.00 LICENSOR is the owner of certain PATENTS and TECHNICAL information relating to powerline surge protection devices.

     1.01 LICENSEE wishes to acquire the right to use such PATENTS and TECHNICAL INFORMATION.

     1.02 LICENSEE wishes to be granted a LICENSE in the LICENSED TERRITORY and LICENSED MARKETS (Field Of Use) as described in PARAGRAPHS 2.03, 2.04, 2.05 and 2.06.

II.  DEFINITIONS

     As used herein, the following terms shall have the meanings set forth below:

     2.00 PATENT or PATENTS means the following United States and Canadian patents, and all divisions, continuations, reissues, substitutes, and extensions thereof:

Letters Patent

     1) U.S. Patent NO. 4,870,528          Expiration Date: Sep.26, 2006

     2) U.S. Patent No. 4,870,534          Expiration Date: SEP.26, 2006

     3) Canadian Patent No. 1,332,439      Expiration Date: Oct.11, 2011

     4) Canadian Patent Ser. NO. 609,983   Expiration Date: TBD (2011)

     5) Patents or Patent Applications filed by LICENSOR that are in the field of powerline surge protection.

     2.01 TECHNICAL INFORMATION means unpublished research and development information, unpatented inventions, know-how, trade secrets, and technical data in the possession of LICENSOR at the effective date of this Agreement which are needed to produce LICENSED PRODUCTS and which LICENSOR has the right to provide to LICENSEE.

     2.02 LICENSED TERRITORY means the United States, its territories, and possessions, and Canada. Elcom will be granted the first right of refusal of European and Far Eastern Markets at the appropriate time

     2.03 LICENSED MARKETS (FIELD OF USE) means markets which LICENSOR grants the right to LICENSEE to pursue via any means of advertising, promotion, direct mail, and sales representatives which target the markets as defined in 2.04,
2.05 and 2.06.

     2.04 CONSUMER LICENSED MARKET means all end user consumer sales through retail distribution channels - including but not limited to retail electronics stores, computer stores, resellers, systems integrators configuring and selling products for use in the home, including home-based businesses.

     2.05 HOME BUILDER LICENSED MARKET means sales to builders, contractors or other vendors servicing the home building market.

     2.06 GOVERNMENT LICENSED MARKET means Federal, State, and Local Governmental Agencies, including the Military which includes the US Army, US Navy, US Air Force, and US Marines.

     2.07 PRIVATE LABELING means products manufactured by LICENSEE, for sale as a brand name not identified directly with LICENSEE.

     2.08 LICENSED PRODUCTS means products which in the absence of this agreement would infringe at least one claim of a PATENT or products which are made using a process or machine covered by a claim of a PATENT, or products made, at least in part, using TECHNICAL INFORMATION.

     2.09 SALES for the purpose of computing royalties, means shipment from any inventory maintained at the manufacturing or warehousing facility used by LICENSEE. Where products are not sold, but are otherwise disposed of, the release for shipment of such products for the purposes of computing royalties shall be the same as if the product were being sold at prevailing prices.

     2.10  EFFECTIVE DATE means September  21 , 1995.
                                          ----

III. PATENT LICENSE

     3.00 LICENSOR hereby grants to LICENSEE, to the extent of LICENSED TERRITORY, an EXCLUSIVE LICENSE to LICENSED MARKET 2.04 (CONSUMER), and a NON-EXCLUSIVE LICENSE to LICENSED MARKETS 2.05 (HOME BUILDER) and 2.06 (GOVERNMENT), under PATENTS to make, use, sell LICENSED PRODUCTS with the exceptions noted in Sections 3.01 and 3.02. Nothing in this Agreement is intended to preclude the export or sale for export of products licensed in the Agreement to be sold or otherwise disposed of and on which royalties shall have been paid as provided for in Sections 5.01, 5.02, and 5.03 of this Agreement, subject, however, to the understanding that no rights are granted or implied in respect to such exported products under any patent of LICENSOR or any other person in any foreign country.

     3.01 It is acknowledged that LICENSOR is president of Zero Surge Inc. (herein called ZSI), a New Jersey corporation, and that ZSI currently has a NON-EXCLUSIVE LICENSE for the CONSUMER market as described in Section 2.04. It is agreed that LICENSOR will execute a separate agreement with ZSI to permit them to retain their existing customer base, including their existing dealers and sales representatives, but that they will not be permitted to expand their penetration of this LICENSED MARKET, and that they will refrain from active pursuit of this LICENSED MARKET. ZSI sales in this CONSUMER LICENSED MARKET was less than $1,000,000 in 1994 and in this CONSUMER LICENSED MARKET sales will be capped at $1,000,000 per year during the term of this LICENSE AGREEMENT. The LICENSOR will warrant to the LICENSEE that all sales for the CONSUMER LICENSE MARKET beyond the sales cap of $1,000,000 will be referred to the LICENSEE who will pay ZSI a sales commission of 5% of the referred sales, provided the referred party is not already an existing customer of the LICENSEE. Terms for payment are to be 60 days after delivery of product to the referred party.

In recognition of the potential buying power of LICENSEE, it is agreed that, when parts and/or sub-assemblies are ordered by LICENSEE for use with LICENSED PRODUCTS, LICENSEE will inform ZSI management of the impending order. ZSI management will be offered the option to increase LICENSEES purchase quantity by up to 10% (unless otherwise agreed), said 10% order increase quantity to be purchased from LICENSEE by ZSI for 5% over the direct purchase plus delivery charges, plus a $50.00 transaction fee. Terms for payment are to be net 60 days after delivery to ZSI.

     3.02 It is acknowledged that Price Wheeler Corp. (herein called PWC), a New Jersey corporation, formerly had a NON-EXCLUSIVE LICENSE for the CONSUMER LICENSED MARKET as described in Section 2.04 which has expired and it will not be renewed for this CONSUMER LICENSED MARKET and they will be required to refrain from this CONSUMER LICENSED MARKET.

IV.  TECHNICAL INFORMATION LICENSE

     4.00 LICENSOR hereby grants to LICENSEE, to the extent of LICENSED TERRITORY, and LICENSED MARKETS, a LICENSE to use the TECHNICAL

INFORMATION to make LICENSED PRODUCTS, with the exceptions noted in Sections
3.01 and 3.02.

     4.01 LICENSOR shall within thirty (30) days of the EFFECTIVE DATE of this agreement make available, or has heretofore made available, to LICENSEE for its use TECHNICAL INFORMATION in LICENSOR'S possession used to make LICENSED PRODUCTS. LICENSOR agrees to disclose to LICENSEE, upon execution of this Agreement, any of LICENSOR'S pending United States Patent Applications identified in Section 2.00 of this Agreement not previously disclosed to LICENSEE.

     4.02 LICENSEE shall not disclose any unpublished TECHNICAL INFORMATION furnished by LICENSOR pursuant to Section 4.01 above to third parties during the term of this Agreement, or any time thereafter, provided, however, that disclosure may be made of any such TECHNICAL INFORMATION at any time: (1) with the prior written consent of LICENSOR, or (2) to the extent necessary to purchasers of LICENSEE'S products or services, or (3) after the same shall have become public through no fault of LICENSEE or purchasers of LICENSEE'S products or services.

     4.03 LICENSEE shall not use any TECHNICAL INFORMATION furnished by LICENSOR other than in the manufacture of LICENSED PRODUCTS and only during the term of this Agreement, provided however, that other use of such TECHNICAL IN-FORMATION may be made: (1) with the prior written consent of LICENSOR, or (2) after the same shall have become public through no fault of LICENSEE or purchasers of LICENSEE'S products or services.

     4.04 LICENSOR represents that the material lists, drawings, specifications, instructions, and other elements of TECHNICAL INFORMATION to be supplied or already supplied by him under this Agreement have been used by him in the manufacture of LICENSED PRODUCTS, but does not otherwise warrant the accuracy of this information; nor does LICENSOR warrant that LICENSED PRODUCTS produced in accordance with such information will be free from claims of infringement of the patents, design rights, or copyrights of any third party. LICENSOR shall not, except as provided in this Article IV, be under any liability arising out of the supplying of information under, in connection with, or as a result of this contract, whether on warranty, contract, negligence, or otherwise.

     4.05 LICENSOR agrees to advise LICENSEE of anticipated technical improvements affecting the licensed products and to provide timely information about such improvements.

V.   ROYALTIES

     5.00 LICENSEE shall pay as a license execution fee the sum of $50,000 which shall be non refundable and not creditable against the royalty called for under Sections 5.01, 5.02, or 5.03.

     5.01 LICENSEE shall pay to LICENSOR a continuing royalty of 5% of the total collected dollar amount collected by LICENSEE for the sale of LICENSED PRODUCTS as described in 2.08, or otherwise disposed of under the LICENSE to PATENTS granted under Section 3.00.

     5.02 LICENSEE shall pay LICENSOR a continuing royalty of 2.5% of the total collected dollar amount collected by LICENSEE for the sale of LICENSED PRODUCTS as described in 2.08, for the LICENSED PRODUCTS used, sold, or otherwise disposed of under the TECHNICAL INFORMATION license granted under Article IV.

     5.03  During the term of this Agreement the combined royalty of Section
5.01 and 5.02 for any given LICENSED PRODUCTS shall not exceed 5% of the total collected dollar amount collected by LICENSEE for the sale of LICENSED PRODUCTS for the LICENSED PRODUCTS used, sold, or otherwise disposed of.

VI.  MINIMUM ROYALTIES

     6.00 LICENSEE shall pay to LICENSOR royalties as stated in Section V, but in no event shall royalties for a calendar year for practice of the PATENTS and TECHNICAL INFORMATION in the LICENSED TERRITORY and LICENSED MARKETS be less than the following minimum royalties during each of the calendar years indicated, to maintain valid LICENSE status:


                              Minimum Royalty,
                              U.S. $ per Calendar Year
                              LICENSE in the
                              specified
                              territories and markets.

           -------------------------------------------
           Calendar Year      License
           ===========================================
                    1996      $ 50,000 *
           -------------------------------------------
                    1997      $ 50,000
           -------------------------------------------
                    1998      $ 50,000
           -------------------------------------------
                    1999      $ 50,000
           -------------------------------------------
                    2000      **
           -------------------------------------------

     * $50,000 Payable to LICENSOR upon the earlier of the completion of the consumer version of the surge suppression product, to be introduced at the January 1996 CES trade show in Las Vegas, NV, or January 15, 1996.

     ** Year 2000, LICENSEE has the right of first refusal for a fee structure and terms similar to this License Agreement.

     6.01 LICENSOR may, by written notice to LICENSEE, terminate this Agreement during any February subsequent to the year 1999, if LICENSEE has not used, sold, or otherwise disposed of LICENSED PRODUCT sufficient to generate earned royalties as provided by Sections 5.01, 5.02, and 5.03 of this Agreement in the total amount of two hundred thousand dollars ($200,000) in the aggregate.


VII.  SALES EFFORTS

     7.0 LICENSEE agrees to promote their product(s) which use the PATENTS or TECHNICAL INFORMATION in the following manner:

LICENSEE agrees to display the product at key trade shows and exhibitions, regularly advertise at retail and in the trade press. By continuing exposure of the product and its unique features through brochures, flyers, press releases and articles aimed at the licensed areas as well as by ongoing sales training and promotion in the channels selected for maximum distribution and sale.

VIII.  SUBLICENSING

      8.00 LICENSEE shall have the right to sublicense with written authorization from LICENSOR. Any such sublicense shall include provisions consistent with this agreement. Any disposition of products under any such sublicense shall be subject to royalty payment and recording requirements to LICENSOR under this Agreement.

IX.  PRIVATE LABELING

     9.00 PRIVATE LABELING is permitted provided the product so private labeled is offered for sale in the LICENSED MARKETS and LICENSED TERRITORIES, and complies with all other terms of this LICENSE.

X.  PAYMENTS

     10.00 Not later than 60 days after the close of the preceding month, LICENSEE shall furnish to LICENSOR a written statement in such detail as LICENSOR may reasonably require of all amounts due pursuant to Sections 5.01, 5.02, and 5.03 for the monthly periods ending on the last days of the preceding months, and shall pay to LICENSOR all amounts due to LICENSOR at that time. No Royalty payments are due in 1996 until the advance minimum royalty payment of $50,000 for 1996 has been exceeded. In the event that the amounts due at the end of any calendar year do not equal the minimum royalties specified in Section VI for said calendar year, LICENSEE shall pay to LICENSOR on or before the last day of the following January, the amount required to satisfy the minimum royalty obligation for the preceding calendar year. Such amounts are due at the dates the statements are due. If no amount is accrued during any month, a written statement to that effect shall be furnished.

     10.01 Payments provided for in this Agreement, when 45 days overdue, shall bear interest at a rate per annum equal to one percent (1%) in excess of the "PRIME RATE" published by "The Wall Street Journal" at the time such payment is due, and for the time period until payment is received by LICENSOR.

     10.02 If this Agreement is for any reason terminated before all of the payments herein provided for have been made (including minimum royalties for the year in which the agreement is terminated), LICENSEE shall immediately submit a terminal report and pay to LICENSOR any remaining unpaid balance even though the due date as above provided has not been reached.

XI.  REPRESENTATIONS AND DISCLAIMER OF WARRANTIES

     11.00  LICENSOR SHALL HAVE NO LIABILITY WHATSOEVER TO LICENSEE OR ANY
OTHER PERSON FOR OR ON ACCOUNT OF ANY INJURY, LOSS, OR DAMAGE, OF ANY KIND OR NATURE, SUSTAINED BY, OR ANY DAMAGE ASSESSED OR ASSERTED AGAINST, OR ANY OTHER LIABILITY INCURRED BY OR IMPOSED UPON LICENSEE OR ANY OTHER PERSON, ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM (a) THE PRODUCTION, USE, OR SALE OF ANY APPARATUS OR PRODUCT, OR THE PRACTICE OF THE PATENTS' (b) THE USE OF ANY TECHNICAL INFORMATION, TECHNIQUES, OR PRACTICES DISCLOSED BY LICENSOR; (c) ANY ADVERTISING OR OTHER PROMOTIONAL ACTIVITIES WITH RESPECT TO ANY OF THE FOREGOING, AND LICENSEE SHALL HOLD LICENSOR, ITS OFFICERS, EMPLOYEES, OR AGENTS, HARMLESS IN THE EVENT LICENSOR, OR ITS OFFICERS, EMPLOYEES, OR AGENTS, IS HELD LIABLE.

XII. TERMINATION

     12.00 LICENSEE'S obligations under this Agreement, including the obligation to pay royalties for the practice of the invention under any of the PATENTS licensed herein shall end upon the expiration of all of the PATENTS, unless the Agreement is sooner terminated.

     12.01 LICENSEE'S obligations under certain Sections of this Agreement relating to the TECHNICAL INFORMATION including the obligation to pay royalties for the use of the TECHNICAL INFORMATION as specified in Section 5.02 shall terminate with this License Agreement, but obligations under Sections 4.03, 4.04, and 4.05 of this Agreement shall survive termination and continue until such time that LICENSOR elects to abandon such terms. LICENSEE shall notify LICENSOR of the date of first commercial use or sale promptly thereafter.

     12.02  Termination of part of this Agreement in accordance with Section
12.01 above, or otherwise, shall not excuse LICENSEE from the payment of a royalty in accordance with the royalty provisions of Article 5 applicable to the surviving part. Minimum royalty payments due under article 6 shall be pro-rated. Survival of this Agreement in part shall not deprive LICENSOR of the right to enforce its proprietary rights against LICENSEE that are applicable to the terminated part of the agreement.

      12.03 If either party shall be in default of any obligation hereunder, or shall be adjudged bankrupt, or become insolvent, or make an assignment for the benefit of creditors, or file a petition in bankruptcy, or be placed in the hands of a receiver or a trustee in bankruptcy, then the other party may terminate this Agreement by giving sixty (60) days' notice by Registered Mail to the other party, specifying the basis for termination. If within sixty (60) days after the receipt of such notice, the party who received notice shall remedy the condition forming the basis for termination, such notice shall cease to be operative, and this Agreement shall continue in full force.

      12.04 Notwithstanding the provisions of Section 4.03 and 4.04, in the event this Agreement terminates prior to ten (10) years from the date of the first commercial use or sale of products or services utilizing the TECHNICAL INFORMATION, LICENSEE agrees: (1) that it will not use or sell LICENSED PRODUCT incorporating or made using TECHNICAL INFORMATION for a period of ten (10) years subsequent to the date of first commercial use of TECHNICAL INFORMATION if such use has occurred, or the EFFECTIVE DATE of this agreement; and (2) that it will promptly transfer to LICENSOR all written copies of unpublished TECHNICAL INFORMATION in its possession and delete all TECHNICAL INFORMATION from all computer data bases.

      12.05  Termination of this agreement may be made by LICENSEE with sixty
(60) days written notice. Unpaid annual minimum Royalty payments are to be pro-rated to the termination date.

XIII.  LITIGATION

      13.00 LICENSEE shall notify LICENSOR of any suspected infringement of the PATENTS in the LICENSED TERRITORY. The sole right to institute a suit for infringement rests with LICENSOR. LICENSEE agrees to cooperate with LICENSOR in all respects, to have any of LICENSEE'S employees testify when requested by LICENSOR, and to make available any records, papers, information, specimens, and the like. Any recovery received pursuant to such suit shall be retained by LICENSOR.

      13.01 In the event LICENSEE agrees to underwrite all costs pursuant to any infringement suit, LICENSEE shall be entitled first to payment of all legal expenses and costs of suit from any proceeds of the settlement. In addition, LICENSEE shall be entitled to 50% of the balance of any judgment less the legal expenses and costs, with LICENSOR being entitled to the balance. Licensor shall cooperate and assist with the prosecution of such case at no additional charge to LICENSEE.

      13.02 During the term of this Agreement, LICENSEE shall bring to LICENSOR'S attention any prior art or other information known to LICENSEE which is relevant to the patentability or validity of any of the PATENTS and which might cause a court to deem any of the PATENTS wholly or partly inoperative or invalid. LICENSEE shall particularly specify such prior art or other information to LICENSOR at the time it learns thereof and not less than ninety (90) days prior to bringing any action against LICENSOR asserting the invalidity of any of the PATENTS.

XIV.  Patents

     14.00 LICENSOR shall have the sole right to file, prosecute, and maintain all of the PATENTS covering the INVENTIONS that are the property of LICENSOR and shall have the right to determine whether or not, and WHERE, to file a patent application, to abandon the prosecution of any patent or patent applications, or to discontinue the maintenance of any patent or patent applications.

XV.  Records

     15.00 LICENSEE shall keep accurate records of all operations affecting payment hereunder, and shall permit LICENSOR or its duly authorized agent to inspect all such records and to make copies of or extracts from such records during regular business hours throughout the term of this Agreement and for a reasonable period of not less than one (1) year thereafter.

XVI.  Nonassignability

     16.00 This agreement imposes personal obligations on LICENSEE. LICENSEE shall not assign any rights under this Agreement not specifically transferable by its terms without the written consent of LICENSOR. LICENSOR may assign its rights hereunder with written authorization from LICENSEE.

XVII.  Severabillty

     17.00 The parties agree that if any part, term, or provision of this Agreement shall be found illegal or in conflict with any valid controlling law, the validity of the remaining provisions shall not be affected thereby.

     17.01 In the event the legality of any provision of this Agreement is brought into question because of a decision by a court of competent jurisdiction of any country in which this Agreement applies, LICENSOR, by written notice to LICENSEE, may revise the provision in question or may delete it entirely so as to comply with the decision of said court.

XVIII.  Publicity

     18.00 In publicizing anything made, used, or sold under this Agreement, LICENSEE shall not use the name of LICENSOR or otherwise refer to any organization related to LICENSOR, except with the written approval of LICENSOR. References to the patents and technology may be used, with reference to "Series Mode", and "Adaptive Filter", descriptions of the technology, being encouraged.

XIX.  WAIVER, INTEGRATION, ALTERATION

     19.00 The waiver of a breach hereunder may be effected only by a writing signed by the waiving party and shall not constitute a waiver of any other breach.

     19.01 This License Agreement, Employment Agreement and Stock Option Agreement dated September 21, 1995 represents the entire understandings between the parties, and supersedes all other agreements, express or implied, between the parties. The License Agreement represents the entire understandings between the parties concerning the PATENTS and TECHNICAL INFORMATION as defined in
Article 2.

     19.02 A provision of this Agreement may be altered only by a writing signed by both parties, except as provided in Section 17.01, above.

XX.  MARKING

     20.00 LICENSEE shall place in a conspicuous location on any product made or sold under any PATENT, a patent notice in accordance with 35 U.S.C. 287. LICENSEE agrees to mark any products made using a process covered by any PATENT with the number of each such patent and, with respect to PATENTS, to respond to any request for disclosure under 35 U.S.C. 287(b)(4)(B) by only notifying LICENSOR of the request for disclosure.

XXI.  COOPERATION

     21.00 Each party shall execute any instruments reasonably believed by the other party to be necessary to implement the provisions of this Agreement.

XXII.  CONSTRUCTION

     22.00 This Agreement shall be construed in accordance with the substantive laws of the State of New Jersey of the United States of America.

XXIII.  EXPORTATION OF TECHNICAL INFORMATION

     23.00 LICENSEE agrees to comply with the laws and rules of the United States Government regarding prohibition of exportation of TECHNICAL INFORMATION furnished to LICENSEE either directly or indirectly by LICENSOR.

XXIV.  NOTICES UNDER THE AGREEMENT

     24.00 For the purpose of all written communications and notices BETWEEN the parties, their addresses shall be:



LICENSOR:  J. Rudy Harford
           111 Harmony School Road
           Flemington, New Jersey 08822

and


LICENSEE:  Elcom Technologies Corp.
           78 Great Valley Parkway
           Malvern, PA 19355


or any other addresses of which either party shall notify the other party in writing.

     IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized officers on the respective dates and at the respective places herein set forth.


LICENSEE
ELCOM TECHNOLOGIES CORPORATION



By:   /s/ Robert Vito                       Date: Sept. 21, 1995
    ---------------------------------             --------
      Robert Vito
      Title:  President



LICENSOR
Jack R. Harford



By:   /s/ Jack R. Harford                   Date: Sept. 21, 1995
    ---------------------------------             --------
          Jack R. Harford


      /s/  [SIGNATURE IS NOT LEGIBLE].9.21.95
    ----------------------------------
      WITNESS